Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Roger Abel, President and Chief Executive Officer of Touchstone Resources USA, Inc. (the “Company”), hereby certify, to my knowledge, that:
(1)	the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger L. Abel

Roger L. Abel President and Chief Executive Officer
Date: May 15, 2006
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to Touchstone Resources USA, Inc. and will be retained by Touchstone Resources USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.